UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 16,  2018

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 16,  2018,  Lake Shore Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders, at which time shareholders were asked to consider three proposals, as follows:

1.

To elect three (3) directors to the Board of Directors of the Company for a three year term expiring in 2021 and to elect one (1) director to the Board of Directors of the Company for a two year term expiring in 2020;

2.	To approve, on an advisory basis, a non-binding resolution regarding the compensation of our named executive officers; and

3.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The shareholders elected the directors to the terms stated above, approved the non-binding resolution regarding the compensation of our named executive officers and ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The vote tabulation was as follows:

1.

Election of three (3) directors to serve on the Board of Directors of the Company for a three year term expiring in 2021 and election of one (1) director to serve on the Board of Directors of the Company for a two year term expiring in 2020.

	Votes For	Votes Withheld	Broker Non-Votes
David C. Mancuso (2021)	5,051,690	61,149	707,008
Gary W. Winger (2021)	5,052,368	60,471	707,008
Nancy L. Yocum (2021)	5,055,748	57,091	707,008
John (“Jack”) L. Mehltretter (2020)	5,031,026	81,813	707,008

2.	To approve, on an advisory basis, a non-binding resolution regarding the compensation of our named executive officers.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Number of votes	4,989,263	93,108	30,468	707,008

3.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Votes Abstained
5,754,544	62,823	2,480

Item 8.01Other Events.

On May 16, 2018, the Company’s Board of Directors adopted a new stock repurchase program. The stock repurchase program authorizes the Company to repurchase up to an aggregate of 121,190 shares, or approximately 5% of its outstanding shares, excluding the shares held by Lake Shore, MHC.  The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its shareholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance.  Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases.  The repurchase program does not obligate the Company to purchase any particular number of shares.

The Company’s Board of Directors also reported that as of May 16, 2018, there were 34,101 shares remaining in its existing repurchase plan.  The existing repurchase plan was terminated as a result of the adoption of the new plan.  The Company repurchased 83,600 shares under the existing repurchase plan at an average cost of $15.29 per share since the plan’s inception in December 2015. A press release disclosing the adoption of the new stock repurchase program and the termination of the existing stock repurchase program is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

99.1Press release of Lake Shore Bancorp, Inc. dated May 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer

Date: May 17,  2018